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                                                                   EXHIBIT 10.82


                            RAMSAY HEALTH CARE, INC.
                               One Poydras Plaza
                               639 Loyola Avenue
                                   Suite 1400
                         New Orleans, Louisiana  70113





                                  May 26, 1994





Mr. Reynold Jennings
c/o Ramsay Health Care, Inc.
One Poydras Plaza
639 Loyola Avenue, Suite 1400
New Orleans, Louisiana  70113

Dear Mr. Jennings:

                 Reference is made to the Employment Agreement (the "Employment Agreement") dated as of October 2, 1993 between you and Ramsay Health Care, Inc. (the "Company"). The Employment Agreement is hereby amended as follows:

                 1. Section 3 of the Employment Agreement is hereby amended by adding a new Section 3.5 at the end thereof which shall read as follows:

                 "3.5 If the Employee shall remain in the employment of the Company until December 31, 1994, or if prior to such date his employment with the Company shall be terminated by the Company other than pursuant to Section 6.1, 6.2 or 6.3 of this Agreement, the Company shall pay to the Employee a bonus in the amount of $50,000. Such bonus shall be in addition to any bonus payable to the Employee pursuant to Section 3 of this Agreement and shall be paid to the Employee in cash within ten (10) days following the first occur of December 31, 1994 or the date of such termination of employment."

                 2. Section 4 of the Employment Agreement is hereby amended by adding the following at the end thereof:

                 "The Company shall pay on behalf of the Employee, or reimburse the Employee for, reasonable and customary brokerage commissions and other costs incurred by the Employee in





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connection with the sale of his home in Texas, up to a maximum aggregate amount of $35,000."

                 3. Section 5.5 of the Employment Agreement is hereby amended to read as follows:

                 "5.5. Split Dollar Life Insurance. In addition to any other insurance which may now or hereafter be provided by the Company on the life of the Employee under any group contract or otherwise, the Company shall, during the term of this Agreement and thereafter as herein provided, pay premiums of up to $50,000 per year (up to $150,000 in the aggregate over the three-year period beginning with the date of the first premium payment hereunder) for a split-dollar life insurance policy on the life of the Employee. Premiums shall be payable by the Company at a rate not greater than $25,000 semi-annually. Such policy shall be owned by the Employee or by a trust for the benefit of the Employee or members of the immediate family of the Employee, and shall be obtained promptly following the Commencement Date. The aggregate amount of premiums paid by the Company shall constitute indebtedness of the Employee to the Company (i) to be repaid by the Employee not later than the fifth anniversary of the Commencement Date or, if the employment of the Employee shall be terminated by the Company pursuant to Section 6.3 of this Agreement or by the Employee other than pursuant to Section 6.2 or 6.6 of this Agreement, the date of termination of his employment with the Company, and (ii) to be secured by (A) the death benefit or cash value of such policy as hereinafter set forth, (B) any bonus payable to the Employee pursuant to Section 3.2 hereof and (C) any amount payable to the Employee pursuant to Section 6.4 or Section
6.6 hereof. The Employee or the trust, as the case may be, will execute and deliver to the Company a collateral assignment of the policy on a form approved by the insurance company issuing such policy. The Company will be entitled to satisfy the indebtedness owed to it (A) when and to the extent that the policy is surrendered or the proceeds thereof are paid at death and the Company shall release the collateral assignment pro tanto upon such satisfaction, (B) at any time by offset against any bonus payable to the Employee pursuant to Section
3.2 and (C) at any time by offset against any amount payable to the Employee pursuant to Section 6.4 or 6.6 hereof.

                 In the event of termination of employment of the Employee pursuant to Section 6.4 or Section 6.6 of this Agreement, notwithstanding any provision of Section 6 of this Agreement to the contrary, the Company shall continue to pay the premiums referred to above, at the semiannual rate referred to





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above, until there shall have been paid an aggregate of $150,000 in premiums subsequent to the Commencement Date.

                 The Employee agrees that (i) upon his death, the portion of such death benefit equal to the aggregate amount of premiums paid by the Company prior to his death shall be paid to the Company; (ii) neither the Company, the Employee nor the trust shall terminate or surrender the policy or any part thereof or withdraw from or be loaned any part of the cash value of such policy prior to the Company's receipt of payment of the aggregate amount of premiums paid by the Company for such policy; (iii) neither the Employee nor the trust shall transfer legal or beneficial ownership of the policy or use the policy as security for any loan; (iv) he shall, to the extent possible, take such action as is necessary to cause: (a) the terms of the policy to satisfy the requirements of this Section 5.5, (b) the issuer of the policy to pay the amounts in the manner described above, and (c) the trust to satisfy and be bound by the provisions of this Section 5.5.

                 The Company and the Employee shall enter into a Split Dollar Agreement embodying the foregoing terms and other standard terms and conditions."

                 4. Section 6 of the Employment Agreement is hereby amended by adding at the end thereof a new Section 6.6 and a new Section 6.7 which shall read as follows:

                 "6.6     Change in Control.  If, within a period of six (6)
months following a change in control of the Company, the employment of the Employee hereunder is terminated for any reason whatsoever, whether by the Employee or the Company, the Company shall pay to the Employee (a) any bonus payable to the Employee pursuant to Section 3 and any amounts payable pursuant to Section 4 or 5 and (b) severance pay in an amount equal to twelve (12) months' base salary (at the highest annual rate in effect during the one-year period ending on the date of termination of employment). Such severance payment shall be made to the Employee in a cash lump sum on the date of termination of employment. For purposes of this Agreement, a change in control of the Company shall be deemed to have occurred if:

                          (A)     a "person" (meaning an individual, a
partnership, or other group or association as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) acquires fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company having a right to vote in elections of directors; or




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                          (B)     Continuing Directors (as hereinafter defined)
shall for any reason cease to constitute a majority of the Board of Directors of the Company; or

                          (C)     all or substantially all of the business of
the Company is disposed of by the Company to a party or parties other than a subsidiary or other affiliate of the Company, in which the Company owns less than a majority of the equity, pursuant to a partial or complete liquidation of the Company, sale of assets (including stock of a subsidiary of the Company) or otherwise.

                 For purposes of this Agreement, the term "Continuing Director" shall mean a member of the Board of Directors of the Company who either was a member of the Board of Directors on the date hereof or who subsequently became a Director and whose election was voted for by Ramsay Holdings HSA Limited ("RHHL") or by a Continuing Director with the acquiescence of RHHL. A Director shall not be considered a Continuing Director for purposes of this Agreement if his election was voted for by RHHL, or by a Continuing Director with the acquiescence of RHHL, (i) pursuant to an agreement with, or at the direction, request or suggestion of, any individual, firm or corporation in connection with the purchase or other acquisition or receipt by such individual, firm or corporation of all or any shares of capital stock of the Company or (ii) in anticipation of the sale or other disposition by RHHL of all or any of its shares of capital stock of the Company.

                 6.7 Stock Options. In the event of termination of the Employee's employment with the Company pursuant to Section 6.4 or 6.6 of this Agreement, the Company shall cause each stock option theretofore granted by the Company to the Employee to become fully exercisable (and to remain exercisable for the maximum period permitted by the plan or agreement pursuant to which such option was granted), unless such action, in the opinion of counsel to the Company, would violate, or adversely affect the status of such option or the plan (if any) pursuant to which such option was granted under, Rule 16b-3 under
Section 16 of the Securities Exchange Act of 1934."

                 5. The Employment Agreement as hereby amended continues in full force and effect.

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                 Please indicate your acceptance of and agreement with the
foregoing by signing the enclosed counterpart of this letter and returning it to the Company, whereupon this shall be a binding amendment to the Employment Agreement.

                                                   Very truly yours,

                                                   RAMSAY HEALTH CARE, INC.





Accepted and Agreed:




    Reynold Jennings